UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  June 3, 2016

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)
NEVADA (State or other jurisdiction of incorporation)	001-32373 (Commission File Number)	27-0099920 (IRS Employer Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH LAS VEGAS, NEVADA (Address of principal executive offices)	89109 (Zip Code)

Registrant’s telephone number, including area code:  (702) 414-1000
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
[  ] Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.
The stockholders of Las Vegas Sands Corp. (the “Company”) voted on the three proposals listed below at the Company’s Annual Meeting of Stockholders held on June 3, 2016.  The proposals are described in detail in the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on April 22, 2016.
Proposal 1 — Election of Directors
Votes regarding the election of Sheldon G. Adelson, Irwin Chafetz, Robert G. Goldstein and Charles A. Koppelman to serve on the Board of Directors as Class III directors for three-year terms, which will expire at the Company’s 2019 Annual Meeting of Stockholders, were as follows:

Nominees for Director	Votes For	Votes Withheld	Broker Non-Votes
Sheldon G. Adelson	684,603,468	30,978,363	39,796,656
Irwin Chafetz	684,748,483	30,833,348	39,796,656
Robert G. Goldstein	682,889,273	32,692,558	39,796,656
Charles A. Koppelman	660,497,064	55,084,767	39,796,656
Proposal 2 — Ratification of the Independent Registered Public Accounting Firm

Votes to ratify the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
754,576,360	541,824	260,303	0

Proposal 3 — An Advisory (Non-Binding) Vote on Executive Compensation
Votes to approve an advisory (non-binding) resolution on executive compensation were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
601,388,244	112,835,249	1,358,338	39,796,656

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:  June 8, 2016
LAS VEGAS SANDS CORP.

By:	/s/ Ira H. Raphaelson
Name:	Ira H. Raphaelson
Title:	Executive Vice President & Global General Counsel